Exhibit 10.1


                          [American Pallet Letterhead]



                                                     December 23, 2005


VIA FACSIMILE

Mr. Laurence Ditkoff
Southridge Capital Management, LLC
90 Grove Street
Suite 204
Ridgefield, CT  06877

     Re:  American Pallet
          ---------------

Dear Larry:

     Reference is made to our various discussions, wherein we mutually agreed (the "Agreement" or the "Extension") to modify the Secured Convertible Promissory Note Due September 27, 2005 (the "Note"), the Stock Pledge Agreement dated as of April 27, 2005 (the "Pledge"), and the Limited Recourse Guarantee, dated as of April 27, 2005 (the "Guarantee") (both as extended on October 20, 2005, together the "Lending Documents"). In this letter "we" or the "Company" shall refer to American Pallet Leasing, Inc., a Delaware corporation and "you" or "your" shall refer to Brittany Capital Management Limited, a Bahamian corporation. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Lending Documents.

          1. You have agreed to extend the Note from December 31, 2005 until March 31, 2006. All other terms in the note remain in effect and unaltered except as they may relate to the Note's Maturity Date.

          2. We have agreed that in addition to the 1,300,000 currently pledged on your behalf, that additional insider shareholders pledge their individual holdings, representing no less than an additional 1,000,000 shares of the stock. We have agreed to provide you with the holding periods for all pledged shares at the time of the pledge. We have agreed that once it becomes feasible to file a registration statement or a post effective amendment to the registration statement currently in review, consistent with the rules of the Securities and Exchange
               Commission, that we will use our best efforts to register such shares in the event that the Note is still outstanding. Nothing in this section will prevent your being able to sell such shares pursuant to Rule 144.

          3. As previously agreed in the October 20, 2005, letter, we will make an additional tranche of shares available to you, at your request, given than 3 months have passed since your initial Form144 filing.

          4. As per the original extension, any recovery you may have against sales made pursuant to Item 3 above will be credited against the outstanding balance under the Note.

          5. In addition, the discount on the Note will be reset from 15% to 20%.

          6.   We have agreed to reset all warrants associated with the issuance
               of  the  Note  to  a  strike   price  of  $0.07  per  warrant  in
               consideration for the extended holding period.

MR. LAURENCE DITKOFF
DECEMBER 23, 2005
PAGE 2 OF 2


          7. We have agreed that pursuant to this Agreement that the Company shall not be considered in default pursuant to the Note (nor any of the Lending Documents) by virtue of this Extension.

          8. We have also agreed that by agreeing to this Extension you have not waived any of your rights under the Lending Documents, except your right to have originally considered the Note in default pursuant to the original Maturity Date; moreover, we have agreed that you will not be required to forebear against any portion of the note that may be recovered through 144 sales.

          9. We have agreed that you shall have a subordinate lien on the assets of L&L Lumber, which the Company is in the process of acquiring, behind the secured lender. As noted in your discussion with our attorney today, there may be two lenders who will have the senior secured portion.


     If the foregoing correctly states our understanding, kindly have an authorized representative of Brittany Capital Management Limited execute where provided below, wherein this letter Agreement shall properly amend the aforementioned documents as herein provided. Kindly note that this letter may be executed in counterparts and via facsimile, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

                                        Very truly yours,

                                        AMERICAN PALLET LEASING, INC.


                                        By:
                                                 -------------------------------
                                                 James F. Crigler

                                        Its:     President & CEO
                                                 -------------------------------



Acknowledged & Agreed:                  Acknowledged & Agreed:


By:
    ----------------------------------  -------------------------------
    FOR BRITTANY CAPITAL MANAGEMENT     AS GUARANTOR
    LIMITED

                                        Acknowledged & Agreed:


                                        -------------------------------
                                        AS GUARANTOR (IF MORE THAN ONE)